UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2011

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellvue, Washington
(Address of principal executive offices)

(206) 621-3500
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02             Termination of Material Definitive Agreement.

See the disclosure under Section 5.02 this report which is incorporated by reference herein.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2011, we appointed Paul Bogonis to serve as our Chief Financial Officer.  From 2007 to 2011, Mr. Bogonis served as the Chief Financial Officer for Top Layer Networks, Inc., a privately-held global provider of network intrusion prevention systems.  From 2006 to 2007, Mr. Bogonis served as the Vice-President of Finance & Administration for Elcom International, Inc., a global provider of B2B e-commerce software and solutions.  From 2002 to 2006 Mr. Bogonis served as the Vice-President of Finance at Summit Design, Inc., a leading provider of electronic design automation software.  Mr. Bogonis holds a Masters Degree in Administration from Boston University, as well as a Bachelors Degree in Accounting from Northeastern University.

On July 11, 2011, we entered into a letter agreement with Mr. Bogonis outlining basic terms of his employment.  Pursuant to the letter agreement Mr. Bogonis will receive an annual base salary of $200,000 and will be eligible to receive an annual cash bonus of up to $100,000 as part of the companies bonus program which is awarded annually with a portion awarded quarterly, based upon company performance metrics. Mr. Bogonis is eligible to participate in our medical and dental plans.   In addition, we agreed to grant Mr. Bogonis options under the Telanetix 2010 Stock Incentive Plan after his initial month of service, in an amount equal to 1.5% of our outstanding common stock.  The option grant is subject to approval by the Compensation Committee of our Board of Directors, and will be subject to all of the terms, including vesting, of our 2010 Stock Incentive Plan.

Mr. Bogonis will succeed J. Paul Quinn who has served as our Chief Financial Officer since 2008.  Effective July 8, 2011 we terminated the Employment Agreement dated as of April 8, 2008, as amended on July 1, 2009 between us and Mr. Quinn.  Under the terms of the Employment Agreement, Mr. Quinn is entitled to certain severance benefits upon a separation, including one year's base salary provided that Mr. Quinn executes a release of claims.  On July 8, 2011 we entered into a Confidential Settlement Agreement with Mr. Quinn pursuant to which we formalized certain separation arrangements with Mr. Quinn: we agreed to pay Mr. Quinn his base salary for a period of 12 months; we agreed to pay to Mr. Quinn the amount required to maintain health insurance under COBRA for a period of up to six months if he elected to take COBRA coverage; we confirmed Mr. Quinn's right to 10,333 options granted to him subject to the terms of the 2005 Equity Incentive Plan and 3,847 options granted to him subject to the terms of the 2010 Equity Incentive Plan.; and Mr. Quinn executed a complete release of claims against Telanetix, Inc. and related parties.

The foregoing summary of the terms of our letter agreement with Mr. Bogonis and our Separation Agreement with Mr. Quinn are qualified in their entirety by reference to the complete documents which attached as an exhibit to this report, and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions
10.1#	Letter Agreement dated July 11, 2011, between Telanetix, Inc. and Paul Bogonis
10.2#	Confidential Settlement Agreement dated July 8, 2011, between Telanetix, Inc. and J. Paul Quinn
# Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: July 14, 2011	By:	/s/ Douglas N. Johnson
Douglas N. Johnson
Chief Executive Officer